Exhibit 5.1

Wilson Sonsini Goodrich & Rosati
 PROFESSIONAL CORPORATION

650 PAGE MILL ROAD
PALO ALTO, CALIFORNIA 94304-1050
TELEPHONE 650-493-9300 FACSIMILE 650-493-6811

March 16, 2006

Centillium Communications, Inc.
215 Fourier Avenue
Fremont, California 94539

Re: Registration Statement on Form S-8

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-8 to be filed by you with the Securities and Exchange Commission on or about March 16, 2006 (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended, an aggregate of 2,412,356 shares of your Common Stock reserved for issuance pursuant to your 1997 Stock Plan and an aggregate of 400,000 shares of your Common Stock reserved for issuance pursuant to your 2000 Employee Stock Purchase Plan (collectively, the "Shares"). As your legal counsel, we reviewed the actions taken and proposed to be taken by you and in connection with the proposed sale and issuance of the Shares.

It is our opinion that, upon completion of the actions being taken, or contemplated by us as your counsel to be taken by you prior to the issuance of the Shares pursuant to the Registration Statement, the 1997 Stock Plan, the 2000 Employee Stock Purchase Plan, and upon completion of the actions being taken in order to permit such transactions to be carried out in accordance with the securities laws of the various states where required, the Shares will be legally and validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including any Prospectus constituting a part thereof, and any amendments thereto. This opinion may be incorporated by reference in any abbreviated registration statement filed pursuant to Item E under the general instructions to Form S-8 under the Securities Act of 1933 with respect to the Registration Statement.

Very truly yours,

WILSON SONSINI GOODRICH & ROSATI
Professional Corporation
/s/ Wilson Sonsini Goodrich & Rosati